EXHIBIT 99.1
[LOGO] 								     FOR IMMEDIATE RELEASE

ALLIED RISER COMMUNICATIONS ("ARC") ANNOUNCES CHANGES TO BOARD OF
DIRECTORS; GERALD DINSMORE TO SERVE AS CHAIRMAN OF THE BOARD

(DALLAS, TX., June 4, 2001) - Allied Riser Communications
Corporation (NASDAQ: ARCC), a pioneer and market leader in providing innovative, in-building, high-speed broadband data services and applications to small- and medium-sized businesses
(SMBs), today announced that Stephen Schovee has decided to leave the company's Board of Directors. In addition, the company announced that Gerald Dinsmore, ARC's president and chief executive officer, has extended his leadership role within the organization by accepting the Chairman of the Board position.

"Steve Schovee has been instrumental in the expansion of ARC. As a member of the Board, he has played a major role in providing leadership and guidance to the company and its senior management team," said Dinsmore. "On behalf of the company, I want to thank Steve for his tireless efforts."

"It has been my great privilege to have played a role in helping establish ARC as one of the leading providers of broadband solutions to small- and medium-sized businesses," said Schovee. "I am extremely gratified to have had the opportunity to work with some of the industry's most talented people."

About Allied Riser Communications
ARC is a pioneer in delivering reliable and innovative, 'first-mile' broadband services and applications that enable small- and medium-sized business owners to concentrate on running their companies, while leveraging ARC's expertise to meet their communications needs. ARC designs, constructs, deploys, and manages high-speed, broadband networks inside commercial office buildings located in major North American markets. Dallas-based ARC combines a balance of real estate and technology expertise with an understanding of customers' specific business communication needs to provide bundled data communications solutions.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
Some of the statements contained in this release that are not historical facts and may be deemed to contain forward-looking statements, including but not limited to statements regarding overall market demand for market acceptance of the Company's services, the intention to deploy data networks or services in additional buildings or markets and the timing and breadth of penetration in each building or market. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the intense competition for the Company's service offerings, dependence on growth in demand for the Company's services, ability to manage growth of our operations, the ability to raise additional capital and other risks and uncertainties detailed in the Company's Securities and Exchange Commission filings. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future events or developments.

Contacts:
Joey D. Mooring; Sr. Mgr. Corp. Comm. & Investor Relations; ARC; 214/560-2357; jmooring@arcmail.com
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